Exhibit 99.1
The Savannah Bancorp, Inc.
News Release

The Savannah Bancorp, Inc. Announces CFO Resignation

May 2, 2008
For Release: Immediately

SAVANNAH, Ga.--(Prime Newswire) – May 2, 2008 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) announces that Robert B. Briscoe, Chief Financial Officer of The Savannah Bancorp, Inc. and The Savannah Bank, N.A., has resigned effective May 31, 2008 to take a CFO position with another local company.  Briscoe has served as CFO of both entities since 1990.  He will remain available in an advisory capacity through June 30, 2008.

Briscoe has accepted a CFO and management position with Dozier Crane & Machinery, Inc., who are nationally and internationally recognized new and used crane specialists.  Dozier Crane is headquartered in Pooler, Georgia, 10 miles west of downtown Savannah.

Michael W. Harden, Vice President – Accounting is expected to be named Interim Chief Financial Officer of The Savannah Bancorp, Inc. and Chief Financial Officer of The Savannah Bank, effective June 1, 2008.

Harden has been with the Company since January 2005 as Vice President for Accounting at the holding company and CFO for Harbourside Community Bank.  Prior to joining the Company he was a corporate accountant with Savannah Electric & Power Company, a subsidiary of the Southern Company.  He also was a manager and spent five years with Elliott, Davis, LLC, a regional public accounting firm in Greenville, South Carolina, where he focused on audits of community banks.  He began his career with a large community bank in Macon, Georgia.  He received his Master of Business Administration degree from the University of Georgia and his Bachelor of Arts degree from Lee University.

John Helmken, President & CEO said, “Robbie Briscoe has been an essential part of the executive management team since the company began in 1990 and his leadership, integrity and insistence on  accurate, detailed and transparent financial disclosures and communication have become a cornerstone of our company.  We will miss his input and guidance but know that we are in good hands with Mike Harden and our experienced accounting staff, who have worked with Robbie for several years, and understand and appreciate the core values of our company.”

Briscoe said, “I will miss the many friends, co-workers and associates who have been an integral part of the last 18 years of my professional career with the The Savannah Bancorp and its subsidiaries.  John Helmken and his team of exceptional bankers have what it takes to insure the long term success of The Savannah Bancorp.”

Briscoe added, “I have known Dozier Cook, President of Dozier Crane, since 1972 when he started his equipment sales career with my father, Bob Briscoe, at Briscoe Machinery, Inc.  Dozier Crane’s growth and prospective opportunities have expanded significantly in the last couple of years, particularly in the overseas markets.  This is an opportunity that is right for me at this particular time in my career.”

The Savannah Bancorp, Inc. (“SAVB”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, GA), Harbourside Community Bank (Hilton Head Island, SC) and Minis & Co., Inc. (a registered investment advisory firm), is headquartered in Savannah, Georgia and began operations in 1990. Its primary businesses include loan, deposit, trust, asset management and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contact – John C. Helmken, President & CEO  912-629-6486